UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 25, 2012

NetSpend Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

Florida Office of the Attorney General

In May 2011, NetSpend Corporation, a Delaware corporation (“NetSpend”), and a wholly owned subsidiary of NetSpend Holdings, Inc., a Delaware corporation (the “Company”), along with a number of other participants in the prepaid debit card industry, received a subpoena from the Florida Attorney General's office requesting information regarding NetSpend’s marketing materials, fees charged to cardholders and the disclosures provided to them. NetSpend completed its initial documentary response to this request in June 2011. In October 2012, NetSpend, while denying that the Florida’s Attorney General’s office had jurisdiction over it and denying that it had failed to comply with applicable law, entered into an Assurance of Voluntary Compliance (the “AVC”) with the Florida Attorney General’s office documenting NetSpend’s commitment to continue to recommend to its issuing banks that they utilize clear and effective communications when marketing cards to Florida consumers.  Under the AVC, NetSpend will reimburse the Florida Attorney General’s office for the cost of its investigation and make a contribution to a non-profit entity that promotes financial literacy among young people.  These amounts are not expected to be material to NetSpend’s consolidated financial statements for either the three or nine month periods ended September 30, 2012. NetSpend does not believe that compliance with the AVC will require material modifications to its method of doing business.

SunTrust Bank

The Company has extended its contract with SunTrust Bank, an issuer and referral partner for some of the Company’s payroll cards, until September 2015.

Bank of Internet

In September 2012, NetSpend signed an agreement with Bank of Internet (“B of I”) pursuant to which NetSpend will manage GPR and payroll cards to be issued by it. NetSpend is in the process of developing the interfaces necessary for B of I to integrate with NetSpend’s technology platforms.

Inter National Bank

In 2009, NetSpend, in conjunction with two of its issuing banks, identified funds related to several years of chargebacks and fee-related recoveries from card associations that were being retained by NetSpend's issuing banks and that should have been paid to NetSpend.  It was determined that one issuing bank owed NetSpend approximately $4.8 million and that another issuing bank owed NetSpend approximately $5.8 million.  It was also determined that one of NetSpend's issuing banks was holding approximately $10.0 million that should have been allocated to the other issuing bank. The parties entered into an agreement providing for the appropriate payment and distribution of the funds at issue and agreed to release and discharge each other from any further claims and disputes related to this matter.

On July 13, 2012, Inter National Bank (“INB”), one of NetSpend’s issuing banks and a party to the 2009 settlement, filed a lawsuit against NetSpend in the 398th District Court of Hidalgo County, Texas related to the settlement and various related issues.  In general, INB's claims relate to an asserted cumulative $10.5 million shortfall (overdraft) in certain administrative accounts at INB that are associated with the NetSpend card program. There is no deficit or other irregularity in the account where cardholder funds are held.  INB seeks a declaration that it has no liability for the shortfall and that the shortfall is instead NetSpend's responsibility.  Related to the shortfall and the surrounding circumstances, INB has also asserted claims against NetSpend for breach of contract, fraud/failure to disclose, breach of fiduciary duty, negligence, and unjust enrichment.  INB also seeks an accounting of all transactions that flowed through INB’s accounts from April 21, 2009 to July 31, 2011.  INB seeks to recover from NetSpend its damages and its costs and attorneys’ fees incurred in connection with the lawsuit.   INB also asserted “provisional claims” of negligence and unjust enrichment against BDO Seidman, an accounting firm involved with the 2009 settlement, and MetaBank, which was also a party to the 2009 settlement, in the event INB suffers any loss in connection with the alleged shortfall.  Neither BDO Seidman nor MetaBank has been served or appeared in the lawsuit.

NetSpend has filed a counterclaim against INB, which alleges that INB has refused, in contravention of the requirements of the contract between NetSpend and INB, to transfer the cardholder accounts to a successor bank and that INB has threatened to stop administering the cardholder accounts, which NetSpend alleges INB is required to continue to administer until the account transfer is completed.  NetSpend’s counterclaim seeks a declaration that INB may not refuse to complete the account transfer based on the status of the shortfall, that INB cannot condition completion of the account transfer on resolution of the shortfall, that INB cannot refuse to continue to administer the NetSpend card accounts at this time and that NetSpend has no liability for the shortfall.

When INB filed its lawsuit, INB obtained a temporary restraining order enjoining NetSpend from allowing the total amount in several of INB’s accounts to fall below $10.5 million.  This order expired on August 1, 2012.   On August 10, 2012, the parties agreed to an interim order, which provided that NetSpend would deposit money into one or more accounts at INB if necessary to maintain the NetSpend-related accounts at INB at or above a total balance of $10.5 million, with any such money so deposited to be returned to NetSpend upon expiration of the interim order.  The agreed interim order also required INB to continue to administer the NetSpend card program in the ordinary course.  This order was extended several times and expired on October 22, 2012.  NetSpend did not deposit any funds with INB pursuant to this order.

On October 22, 2012, NetSpend and INB agreed to the entry of an order pursuant to which: (i) the parties agreed to undertake their best efforts to move the existing pooled INB cardholder account to another issuing bank on or before December 31, 2012 (or by February 16, 2013 if the parties are making substantial progress but the December 31 deadline cannot be met despite the good-faith efforts of the parties), (ii) INB will continue to administer its card program in the ordinary course pending the account transfer and, (iii) NetSpend will contribute any funds needed to maintain an aggregate non-negative balance in the accounts at INB associated with the INB card program and to cause the accounts associated with the INB card program to close with a zero balance after completion of the account transfer.  The Company currently estimates that the amount required to balance the accounts will be approximately $10.5 million and the Company has established a reserve in this amount for this contingency and correspondingly expects to recognize a pretax operating expense during the quarter ended September 30, 2012 for a like amount.

NetSpend agreed to make this contribution to ensure an orderly migration of the INB portfolio to another issuing bank, and the parties have stipulated that NetSpend’s agreement to fund the asserted deficiency is not to be construed as an admission by NetSpend that it has any liability for the shortfall or to prejudice its claim that INB is solely responsible for the amount of the shortfall.  NetSpend’s contribution of funds will be reimbursable to NetSpend at the conclusion of the litigation, subject to the terms of any final judgment.  Further proceedings in this case have been suspended pending the completion of the transfer of the INB card portfolio, after which time liability for the shortfall will be determined by a trial between NetSpend and INB.

NetSpend intends to vigorously contest INB’s suit and to vigorously pursue its own counterclaims as appropriate.  There is no scheduling order or trial date set at this time. NetSpend is in process of determining whether its existing insurance coverage applies should any monetary settlement be reached with INB in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: October 25, 2012	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer